Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Completes $3 Million Private Placement; Continues to Prepare for NASDAQ Market Up Listing

WESTON, FL – August 14, 2017 – Monaker Group, Inc. (OTCQB: MKGI), a technology-driven travel company, has completed its previously announced private placement equity financing with a group of institutional and accredited individual investors for gross proceeds of $3.0 million. Certain insiders and board members also participated in the offering, representing $635,000 or approximately 21%, of the offering amount.

“This new capital provides us the means to further strengthen our B2B alternative lodging rental platform for mainstream travel companies eager to enter the vacation rental space, as well as prepare us for an up listing to the Nasdaq Capital Market,” noted Monaker CEO, Bill Kerby. “We believe this successful funding reflects the confidence of institutional investors in our unique business model and recognition of how our customizable booking platform — the first to offer 1.4 million instantly-bookable alternative lodging properties — will be a true game changer for the travel industry.”

Under the terms of a Common Stock and Warrant Purchase Agreement, purchasers in the offering received securities comprised of one common share and one warrant for a purchase price of $2.00. Each warrant entitles the holder to purchase one common share at an exercise price of $2.10 per share, with an expiration date five years from the date of the offering.

The securities purchase agreement also requires Monaker to apply for a listing of its common shares on the NASDAQ Capital Market within 60 days following the closing of the offering, along with other terms and conditions as provided in the Form 8-K the company filed today with the U.S. Securities and Exchange Commission, which is available at www.sec.gov.

Monaker intends to use the net proceeds to expand its technology division and alternative lodging rentals offering, and for general corporate purposes.

About Monaker Group

Monaker Group is a technology-driven travel company focused on delivering innovation to alternative lodging rentals (ALR) market. The Monaker Booking Engine (MBE) delivers instant booking of more than 1.4 million vacation rental homes, villas, chalets, apartments, condos, resort residences and castles. MBE offers travel distributors and agencies an industry-first: a customizable instant booking platform for ALR. Monaker’s NextTrip.com B2C website, powered by the MBE, is the first to offer significant instantly-bookable ALR products along with mainstream travel products and services, all on a single site. NextTrip also features rich content, imagery and high-quality video to enhance a traveler’s booking experience and assist in the search, decision and buying process for both individuals and groups. For more information, visit www.monakergroup.com.

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Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning the plans and expectations of Monaker Group. These statements are only predictions and actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, some of which are out of our control. The potential risks and uncertainties include, among others, or the expectations of future growth may not be realized and the company may not meet applicable NASDAQ Capital Market uplisting requirements and/or may not be approved for uplisting. These forward-looking statements are made only as of the date hereof, and Monaker Group undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Monaker Group’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company’s Annual Report on Form 10-K for the period ended February 28, 2017 which has been filed with the SEC and is available at www.sec.gov.

Company Contact

Monaker Group
Richard Marshall – Director of Corporate Development
Tel: (954) 888-9779
rmarshall@monakergroup.com

Investor Relations Contact

Ronald Both or Grant Stude – CMA
Tel: (949) 432-7557
MKGI@cma.team

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